UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2004

Commission file number

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31173	77-0463048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47400 Kato Road, Fremont, California 94538

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (510) 979-8000

Item 5. Other Events

(c) Exhibits.

99.1	Press release issued by ChipPAC, Inc. dated August 4, 2004

Item 7. Financial Statements and Exhibits

ChipPAC, Inc. announced that at a special meeting of its stockholders held today, August 4, 2004, U.S. time, the stockholders approved and adopted the Agreement and Plan of Merger and Reorganization among ChipPAC, ST Assembly Test Services Ltd (“STATS” – Nasdaq: STTS and SGX: ST Assembly) and a wholly owned subsidiary of STATS, pursuant to which the wholly owned subsidiary of STATS will merge with and into ChipPAC (the “Merger”) and ChipPAC will continue operations as a wholly owned subsidiary of STATS. The Merger was originally announced on February 10, 2004. At the STATS extraordinary general meeting of shareholders held on August 4, 2004 at 10:00 a.m., Singapore time, all of the shareholder resolutions proposed by STATS necessary to consummate the Merger were approved by the STATS shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of August 4, 2004.

CHIPPAC, INC. (Registrant)

/s/ Patricia H. McCall
PATRICIA H. McCALL Senior VP, General Counsel and Secretary

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